Exhibit 10.13

SECURITIES PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of the 14th day of November, 2007 by and among Interpharm Holdings Inc., a Delaware corporation (the “Company”), Interpharm, Inc., a New York corporation (the “Interpharm” and together with the Company, the “Borrowers”) and the Purchasers set forth on the signature page affixed hereto (each a “Purchaser” and collectively the “Purchasers”).

Recitals

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act of 1933, as amended (“1933 Act”), and the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the 1933 Act;

B. The Purchasers, severally and not jointly, wish to purchase, and the Company wishes to sell and issue to the Purchasers, upon the terms and subject to the conditions stated in this Agreement, the aggregate principal amount of the Company’s Secured 12% Notes due 2009, substantially in the form attached hereto as Exhibit A (the “STAR Notes”) set forth opposite such Purchaser’s name in column two of the Schedule of Purchasers.

C. Upon the receipt of certain approvals, the Company intends to exchange for the STAR Notes the Company’s (i) Secured Convertible 12% Notes due 2009, substantially in the form attached hereto as Exhibit B (the “Initial Convertible Notes”), which shall be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) warrants, in substantially the form attached hereto as Exhibit C (the “Warrants”) to acquire up to that number of shares of Common Stock set forth opposite such Purchaser’s name in column three of the Schedule of Purchasers.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchasers, severally and not jointly, agree as follows:

1. DEFINITIONS. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

1.1 “1933 Act” has the meaning set forth in the Preamble.

1.2 “1934 Act” means the Securities Exchange Act of 1934, as amended.

1.3 “8-K Filing” is defined in Section 5.5.

1.4 “Action” is defined in Section 3.9.

1.5 “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person, as such terms are used in and construed under Rule 144 under the 1933 Act.

1.6 “Agreement” has the meaning set forth in the Preamble.

1.7 “Borrowers” has the meaning set forth in the Preamble.

1.8 “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

1.9 “Buy-In” is defined in Section 5.1(e).

1.10 “Buy-In Price” is defined in Section 5.1(e).

1.11 “Cash Amount” is defined in Section 5.4(c).

1.12 “Closing” is defined in Section 2.1.

1.13 “Closing Date” is defined in Section 2.2.

1.14 “Closing Price” means, for any date, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange or quotation system on which the Common Stock is then listed or quoted, or if the Common Stock is not listed or quoted of any Eligible Market, exchange or quotation system, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Required Holders, the cost of which shall be paid by the Company.

1.15 “Collateral Agent” means Tullis-Dickerson Capital Focus III, L.P., a Delaware limited partnership, and its successors and assigns.

1.16 “Common Stock” has the meaning set forth in the Preamble.

1.17 “Company” has the meaning set forth in the Preamble.

1.18 “Company Counsel” means Guzov Ofsink, LLC.

1.19 “Contingent Obligation” is defined in Section 3.28.

1.20 “Conversion Shares” means the shares of Common Stock issuable upon the conversion of the Convertible Notes.

1.21 “Convertible Notes” means the Initial Convertible Notes and the PIK Notes.

1.22 “Disclosure Materials” is defined in Section 3.7.

1.23 “Effective Date” means the date that the Registration Statement is first declared effective by the SEC.

1.24 “Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the NASD Over-the-Counter Bulletin Board.

1.25 “Environmental Law” is defined in Section 3.33.

1.26 “Excluded Stock” means (a) the issuance of Common Stock upon exercise or conversion of any options or other securities outstanding as of the date of this Agreement and described in Schedule 3.6 (provided that such exercise or conversion occurs in accordance with the terms thereof, without amendment or modification, and that the applicable exercise or conversion price or ratio is described in such schedule), (b) the issuance of Common Stock or grant of options to employees, officers, directors or consultants of the Company pursuant to a stock option plan or other incentive stock plan duly adopted by the Company’s board of directors and/or approved by its shareholders, (c) the issuance of the Initial Convertible Notes and Warrants in exchange for the STAR Notes, (d) upon exercise of the Warrants, the conversion of the Convertible Notes and the payment of PIK Notes on the Initial Convertible Notes, (e) securities issued pursuant to acquisitions or other strategic transactions; provided, (i) such acquisition or other transaction is not with an Affiliate of the Company or any individual who is related by blood, marriage or adoption to any Affiliate of the Company, (ii) the primary purpose of such acquisition or other transaction is not to raise capital and (iii) such security is issued at a price which is greater than or equal to the arithmetic average of the Closing Price of the Common Stock for the ten (10) consecutive Trading Days immediately preceding the date of issuance, or (f) (i) issuance of shares of Series D-1 Convertible Preferred Stock in exchange for outstanding shares of the Series B-1 Convertible Preferred Stock and Series C-1 Convertible Preferred Stock, (ii) issuance of the Amended and Restated Warrants in exchange for the warrants which were issued in connection with the issuance of the Series B-1 Convertible Preferred Stock and Series C-1 Convertible Preferred Stock and (iii) issuance of Common Stock upon the conversion of the Series D-1 Convertible Preferred Stock or the exercise of such Amended and Restated Warrants, in each case in accordance with the terms of the Consent and Waiver Agreement, dated November __, 2007, among the Company, the holders of the Series B-1 Convertible Preferred Stock and Series C-1 Convertible Preferred Stock, the Purchasers and the Sutaria Stockholders named therein.

1.27 “FDA” is defined in Section 3.34.

1.28 “FDCA” is defined in Section 3.34.

1.29 “GAAP” is defined in Section 3.7.

1.30 “Hazardous Materials” is defined in Section 3.33.

1.31 “Indebtedness” is defined in Section 3.28.

1.32 “Information Statement” is defined in Section 5.6.

1.33 “Interpharm” has the meaning set forth in the Preamble.

1.34 “Intellectual Property Rights” is defined in Section 3.19.

1.35 “Initial Convertible Notes” has the meaning set forth in the Preamble.

1.36 “Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restrictions.

1.37 “Material Adverse Effect” means a material adverse effect on the (i) condition (financial or otherwise), business, assets or results of operations of any of the Borrowers, (ii)  the Borrowers’ ability to perform any of their obligations under the terms of the Transaction Documents in any material respect or (iii) rights and remedies of a Purchaser under the Transaction Documents.

1.38 “Material Permits” is defined in Section 3.21.

1.39 “Maximum Rate” is defined in Section 7.17.

1.40 “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.41 “Pharmaceutical Product” is defined in Section 3.34.

1.42 “PIK Notes” shall mean the Convertible Notes issuable as interest payment on the outstanding Convertible Notes in accordance with the terms of the Convertible Notes.

1.43 “Preferred Stock Consents” is defined in Section 6.1(xii).

1.44 “Purchase Price” is defined in Section 2.2(b).

1.45 “Purchasers” has the meaning set forth in the Preamble.

1.46 “Registrable Securities” is defined in Section 5.21.

1.47 “Registration Statement” means a registration statement covering the resale of the Conversion Shares and the Warrant Shares.

1.48 “Regulation D” has the meaning set forth in the Preamble.

1.49 “Required Holders” means the holders of at least a majority of the then outstanding principal amount of the STAR Notes or the Convertible Notes held by Cameron Reid, Aisling Capital II, L.P. and Tullis-Dickerson Capital Focus III, L.P.

1.50 “SEC” has the meaning set forth in the Preamble.

1.51 “SEC Reports” is defined in Section 3.7.

1.52 “Securities” means the STAR Notes, the Convertible Notes, the Warrants, the Conversion Shares and the Warrant Shares issued or issuable to the applicable Purchaser pursuant to the Transaction Documents.

1.53 “Security Agreement” means the Security Agreement, dated as of the date hereof, made by each of the Borrowers in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

1.54 “Security Documents” means the Security Agreement and all other security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trusts or other grants or transfers for security executed by any Borrower creating (or purporting to create) a Lien upon property in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

1.55 “Senior Credit Agreement” means the Credit and Security Agreement, dated as of February 9, 2006, by and between Interpharm, Inc. and Wells Fargo Bank, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreement may be amended, restated, supplemented, refinanced, replaced, refunded or otherwise modified from time to time, whether by the same lender or any other lender or group of lenders.

1.56 “Senior Credit Facility Consent” is defined in Section 6.1(xi).

1.57 “Shareholder Approval” is defined in Section 5.6(a).

1.58 “STAR Notes” has the meaning set forth in the Preamble.

1.59 “Stockholder Meeting” is defined in Section 5.6(b).

1.60 “Stockholder Meeting Deadline” is defined in Section 5.6(b).

1.61 “Subsidiary” means any Person in which the Company or Interpharm, directly or indirectly, owns capital stock or holds an equity or similar interest.

1.62 “Sutaria Note” means the Junior Subordinate Secured 12% Promissory Note due 2010 issued by the Company to Maganlal K. Sutaria and Vilma Sutaria in the principal amount of $3,000,000, which financing is subordinate to the STAR Notes and the Convertible Notes.

1.63 “Sutaria Parties” means P&K Holdings I, LLC, a New York limited liability company, Rajs Holdings I, LLC, a New York limited liability company, Rametra Holdings I, LLC, a New York limited liability company, Maganlal K. Sutaria, Vilma Sutaria, Perry Sutaria, Raj Sutaria, Mona Rametra and Sutaria Family Realty, LLC.

1.64 “Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then any day on which trading occurs on the NASDAQ Global Market (or any successor thereto), or (c) if trading ceases to occur on the NASDAQ Global Market (or any successor thereto), any Business Day.

1.65 “Trading Market” means the American Stock Exchange or any other Eligible Market, or any other national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

1.66 “Transaction Documents” means this Agreement, the STAR Notes, the Convertible Notes, the Warrants, the Security Documents, and any other agreement, document or instrument entered into or delivered, now or in the future, by any of the Borrowers in connection with this Agreement or any of the other Transaction Documents.

1.67 “Transfer Agent” means Continental Stock Transfer & Trust Company, or any successor transfer agent for the Company.

1.68 “Transfer Agent Instructions” means the Irrevocable Transfer Agent Instructions, in the form of Exhibit D, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

1.69 “Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

1.70 “Warrants” has the meaning set forth in the Preamble.

2. PURCHASE AND SALE OF SECURITIES.

2.1 Purchase of STAR Notes. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties made herein, each of the Purchasers hereby, severally and not jointly, agrees to purchase, and the Company hereby agrees to sell and issue to each of the Purchasers, the respective amount of STAR Notes set forth opposite such Purchaser’s name on the Schedule of Purchasers (the “Closing”).

2.2 Closing Date.

(a) Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m. Eastern Time on or before November 25, 2007 (or such later date as is mutually agreed to by the Borrowers and the Purchasers). The Closing shall occur on the Closing Date at the offices of Guzov Ofsink, LLC, 600 Madison Avenue, 14th Floor, New York, New York 10022.

(b) Purchase Price. At the Closing, each Purchaser shall deliver or cause to be delivered to the Borrowers the purchase price (the “Purchase Price”), which shall be equal to the original principal amount of the STAR Notes being purchased by such Purchaser at the Closing, in United States dollars and in immediately available funds, by wire transfer to a separate account of the Borrowers for such purpose.

3. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. Each of the Borrowers, jointly and severally, hereby represents and warrants to the Purchasers that:

3.1 Subsidiaries. None of the Borrowers has any direct or indirect Subsidiaries other than those listed in Schedule 3.1. Except as disclosed in Schedule 3.1, the Borrowers own, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

3.2 Organization, Good Standing and Qualification. Each of the Borrowers and the Subsidiaries is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with all requisite power and authority to carry on its business as presently conducted and own and use its properties and assets. Each of the Borrowers and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

3.3 Authorization; Enforcement. Each of the Borrowers has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by each of the Borrowers and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary action on the part of the Borrowers and no further consent or action is required by the Borrowers, their Boards of Directors or their stockholders in connection therewith, other than as set forth in Section 5.6. Each Transaction Document has been (or upon delivery will have been) duly executed by each of the Borrowers who is a party thereto and when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms; except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally the enforcement of auditors rights and remedies or by other equitable principles of general application.

3.4 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Borrowers and the consummation by the Borrowers of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of any Borrower’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Borrower or Subsidiary debt or otherwise) or other understanding to which a Borrower or any Subsidiary is a party or by which any property or asset of a Borrower or any Subsidiary is bound or affected, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which a Company or a Subsidiary is subject (assuming the accuracy of Purchasers’ representations and warranties and compliance by the Purchasers’ of their respective covenants as set forth in this Agreement), including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which a Borrower or its securities are subject, or by which any property or asset of a Borrower or a Subsidiary is bound or affected; except in the case of each of clauses (b) and (c), such as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

3.5 Issuance of the Securities. The Securities have been duly authorized. The STAR Notes, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and free and clear of all Liens and charges and shall not be subject to preemptive or similar rights. The Convertible Notes and the Warrants, when issued in exchange for the STAR Notes in accordance with the terms of this Agreement, and the Conversion Shares and the Warrant Shares or other securities issuable upon conversion of the Convertible Notes and upon exercise of the Warrants, when so issued and paid for in accordance with the terms thereof, will be, validly issued, fully paid and nonassessable, and free and clear of all Liens and charges and shall not be subject to preemptive or similar rights. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock to be issued to the applicable Purchasers upon conversion or exercise of the Securities or issuable pursuant to the other Transaction Documents without giving effect to any anti-dilution or ratchet provisions. Assuming the continued validity of the Purchaser’s representations and warranties contained in Section 4, the offer, issuance and sale of the Securities to the Purchasers pursuant to this Agreement and upon conversion or exercise of the Securities are exempt from registration requirements of the 1933 Act.

3.6 Capitalization.

(a) The aggregate number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.6. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as disclosed in Schedule 3.6, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth in Schedule 3.6 and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders), and the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed in its SEC Reports, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the 1934 Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

(b) As of the date hereof, the authorized capital stock of Interpharm consists of 150,000,000 shares of Common Stock, of which 65,813,668 shares are issued and outstanding. All outstanding shares of capital stock of Interpharm are owned by the Company and are duly authorized, validly issued, fully paid and nonassessable.

3.7 SEC Reports; Financial Statements. Except as set forth in Schedule 3.7, the Company has filed all reports required to be filed by it under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) of the 1934 Act, since June 30, 2006 (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been, and the financial statements to be included in Company’s Annual Report of Form 10-K, for the year ended June 30, 2007 will be, prepared in accordance with the United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), (except (i) as may be otherwise specified in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. All material agreements or commitments to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports.

3.8 Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed on Schedule 3.8, (a) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would reasonably be expected to result in a Material Adverse Effect, (b) none of the Borrowers has incurred any liabilities (contingent or otherwise), other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (c) the Company has not altered its method of accounting or the identity of its auditors, except as disclosed in its SEC Reports, (d) none of the Borrowers has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (e) none of the Borrowers has issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information.

3.9 Absence of Litigation. Except as set forth in Schedule 3.9, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Borrowers, threatened against or affecting any of the Borrowers, any Subsidiary, any of Borrower’s officers or directors in their capacities as such and any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (a) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. Within the past five years, none of the Borrowers nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Borrowers, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of any of the Borrowers. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary.

3.10 Compliance. Except as set forth in the SEC Reports, none of the Borrowers nor any Subsidiary, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (a) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by a Borrower or any Subsidiary under), nor has any Borrower or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any order of any court, arbitrator or governmental body, or (c) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters.

3.11 Title to Assets. The Borrowers and their Subsidiaries have valid title to or leasehold rights for all real property that is material to the business of the Borrowers and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Borrowers and the Subsidiaries, in each case free and clear of all Liens, except for Liens disclosed in the SEC filings or as do not, individually or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Borrowers and the Subsidiaries. Any real property and facilities held under lease by the Borrowers and its Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Borrowers and the Subsidiaries are in compliance; except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

3.12 Placement Agent’s Fees. No brokerage or finder’s fees or commissions are or will be payable by the Borrowers to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Borrowers have not taken any action that would cause any Purchaser to be liable for any such fees or commissions. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney’s fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

3.13 Private Placement. None of the Borrowers nor any Person acting on the Borrowers’ behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising. None of the Borrowers nor any of their Affiliates nor any Person acting on the Borrowers’ behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the 1933 Act in connection with the offer and sale of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Borrowers for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market and no shareholder approval (except to the extent already obtained) is required for the Company to fulfill its obligations under the Transaction Documents. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

3.14 Listing and Maintenance Requirements. Except as set forth in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth in the SEC Reports, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

3.15 Registration Rights. Except as described in Schedule 3.15, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

3.16 Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

3.17 Disclosure. All disclosure provided to the Purchasers regarding the Borrowers, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Borrowers are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Borrowers acknowledge and agree that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4.

3.18 [Intentionally Blank]

3.19 Intellectual Property. The Borrowers and their Subsidiaries own, or have rights to use, all inventions, know-how, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets and other similar rights that are necessary or material for use in connection with their respective businesses now operated by them and presently contemplated to be operated by them and as described in the SEC Reports and which the failure to so have would have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Schedule 3.19 sets forth a complete and accurate description of the Borrowers’ material Intellectual Property Rights, other than off-the-shelf commercial or shrinkwrap software and excluding all software or other material that is distributed as “free software,” “open source software” or under a similar licensing or distribution model. None of the Borrower’s or any Subsidiary’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. None of the Borrowers nor any Subsidiary has received written notice that the Intellectual Property Rights used by a Borrower or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Borrowers, the Borrowers’ and their Subsidiaries’ patents and other Intellectual Property Rights and the present activities of the Borrowers and their Subsidiaries do not infringe any patent, copyright, trademark, trade name or other proprietary rights of any third party, and there is no claim, action or proceeding being made or brought against, or to the Borrowers’ knowledge, being threatened against, a Borrower or any Subsidiary regarding any of the Intellectual Property Rights. None of the Borrowers has any knowledge of an infringement by another Person of any of the Intellectual Property Rights by third parties and has no reason to believe that any of its Intellectual Property Rights is unenforceable. The Borrowers have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties

3.20 Insurance. The Borrowers and their Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Borrowers and their Subsidiaries are engaged. The Borrowers have no reason to believe that they will not be able to renew their and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with the market for the Borrowers’ and such Subsidiaries’ respective businesses.

3.21 Regulatory Permits. The Borrowers and their Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect (“Material Permits”), and none of the Borrowers nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.22 Transactions With Affiliates and Employees. Except as set forth in SEC Reports filed at least ten days prior to the date hereof and except for the transactions contemplated by the Transaction Documents, none of the officers or directors of the Borrowers and, to the knowledge of the Borrowers, none of the employees of the Borrowers, is presently a party to any transaction with any Borrower or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrowers, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.23 Form S-1 Eligibility. The Company is eligible to register the resale of its Common Stock for resale by the Purchasers under Form S-1 promulgated under the Securities Act.

3.24 Solvency. None of the Borrowers have taken any steps to seek protection pursuant to any bankruptcy law nor do any of the Borrowers have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. Based on the financial condition of the Borrowers as of the Closing Date, and giving effect to the transactions contemplated herein, (a) the Borrowers’ fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Borrowers’ existing debts and other liabilities (including known contingent liabilities) as they mature; (b) the Borrowers’ assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Borrowers, and projected capital requirements and capital availability thereof; and (c) the current cash flow of the Borrowers, together with the proceeds the Borrowers would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. None of the Borrowers intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

3.25 Internal Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.26 [Intentionally Blank].

3.27 Foreign Corrupt Practices. None of the Borrowers nor any of their Subsidiaries nor, to the knowledge of the Borrowers, any director, officer, agent, employee or other Person acting on behalf of the Borrowers or any of their Subsidiaries has, in the course of its actions for, or on behalf of, the Borrowers (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.28 Indebtedness. Except as disclosed in Schedule 3.28, none of the Borrowers nor any of their Subsidiaries (a) has any outstanding Indebtedness (as defined below) in an individual amount of more than $500,000, (b) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or (c) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, is reasonably expected to have a Material Adverse Effect. For purposes of this Agreement: (i) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (ii) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

3.29 Employee Relations. None of the Borrowers nor any of their Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Borrowers believe that their relations with their employees are as disclosed in the SEC Reports. Except as disclosed in the SEC Reports, during the period covered by the SEC Reports, no executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Borrowers or any such Subsidiary, no executive officer of any Borrower or any of their Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject such Borrower or any such Subsidiary to any liability with respect to any of the foregoing matters.

3.30 Labor Matters. The Company and its Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment, hiring promotion or pay, and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.31 Subsidiary Rights. No Subsidiary of a Borrower is currently prohibited, directly or indirectly, from paying any dividends to such Borrower, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Borrowers any loans or advances to such Subsidiary from such Borrower or from transferring any of such Subsidiary’s property or assets to a Borrower or any other Subsidiary of the Borrowers. The Borrowers or one of their Subsidiaries has the unrestricted right to vote all capital securities of their Subsidiaries as owned by a Borrower or such Subsidiary.

3.32 Tax Status. Each of the Borrowers and each of their Subsidiaries (a) has filed all foreign, federal and state income, franchise and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (c) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

3.33 Environmental. To the Borrowers’ knowledge, the Borrowers and their Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, none of the Borrowers nor any of the Subsidiaries (a) is, to the Borrowers’ knowledge, the subject of any investigation, (b) has received any written notice or claim, (c) is a party to any pending or, to the Borrowers’ knowledge, threatened action, suit or proceeding, (d) is bound by any judgment, decree or order, or (e) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below). As used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement or common law relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

3.34 FDA. As to products subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that are manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Borrowers or any of their Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Borrowers in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Borrowers’ knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against a Borrower or any of its Subsidiaries, and none of the Borrowers nor any of their Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contest the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by a Borrower or any of its Subsidiaries, (iv) enjoins production at any facility of a Borrower or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with a Borrower or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by a Borrower or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Borrower have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Borrowers have not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by a Borrower or any of its Subsidiaries nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by a Borrower or any of its Subsidiaries.

3.35 Filings, Consents and Approvals. None of the Borrowers is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by such Borrower of the Transaction Documents, other than the filing of the Amendment to the Certificates of Designation with the Secretary of State of the State of Delaware, the filing required pursuant to the 1933 Act and or the 1934 Act, the application(s) to each Trading Market for the listing of the Conversion Shares and the Warrant Shares for trading thereon in the time and manner required thereby, the approval and actions set forth in Section 5.6, applicable Blue Sky filings and the filings required by the Security Documents to perfect the security interest of the Purchasers.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Each Purchaser, as to itself only and for no other Purchaser, hereby represents and warrants to the Company as follows:

4.1 Organization; Authority. If Purchaser is an entity, such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Purchaser has the requisite power and authority (corporate, limited liability company, partnership or otherwise) to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of this Agreement have been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with terms hereof, will constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

4.2 Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof is, an “accredited investor” as defined in Rule 501(a) under the 1933 Act. Such Purchaser is not a broker-dealer, or required to be registered as a broker-dealer, under Section 15 of the 1934 Act.

4.3 Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

4.4 General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.5 No Public Sale or Distribution; Investment Intent. Such Purchaser is acquiring the Securities in the ordinary course of business for its own account for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and such Purchaser does not have a present intention nor a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement or an exemption under the 1933 Act.

4.6 Information on the Company. Each Purchaser has been furnished with or has had access to the Disclosure Materials. In addition, the Purchaser has received in writing from the Borrowers such other information concerning its operations, financial condition and other matters as the Purchaser has requested in writing and considered all factors the Purchaser deems material in deciding on the advisability of investing in the Securities.

4.7 Placement Agent’s Fees. The Borrowers have not incurred and will not incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

5. COVENANTS AND AGREEMENTS.

5.1 Transfer Restrictions.

(a) The Purchasers covenant that the Securities may only be disposed of pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company or pursuant to Rule 144(k), the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the 1933 Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, any transfer of Securities by a Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) promulgated under the 1933 Act.

(b) The Purchasers agree to the imprinting, except as otherwise permitted by Section 5.1(c), the following legend on any certificate evidencing Securities:

NEITHER THESE SECURITIES [NOR THE SECURITIES ISSUABLE UPON [EXERCISE][CONVERSION] HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON [EXERCISE][CONVERSION] HEREOF MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED OFFER, SALE, TRANSFER OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(c) Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5.1(b) or any other legend (i) while a registration statement covering the resale of such Securities is effective under the 1933 Act, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company’s Transfer Agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Securities, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in Section 5.1(b). For so long as any Purchaser owns Securities, the Company will not effect or publicly announce its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Stock.

(d) The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities and, if required under the terms of such agreement, loan or arrangement, such Purchaser may transfer possession of such pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer of possession would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith but such legal opinion may be required in connection with a subsequent transfer following default by the Purchaser of the pledge. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of possession of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the 1933 Act or other applicable provision of the 1933 Act to appropriately amend the list of selling stockholders thereunder. Except as otherwise provided in Section 5.1(c), any securities subject to a pledge or security interest as contemplated by this Section 5.1(d) shall continue to contain the legend set forth in Section 5.1(b) and be subject to the restrictions or transfer set forth in Section 5.1(a).

(e) In addition to any other rights available to a Purchaser, if the Company fails to deliver to such Purchaser a certificate representing Common Stock by the third Trading Day after the date on which delivery of such certificate is required by any Transaction Document, and if after such third Trading Day such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the shares that the Purchaser anticipated receiving from the Company (a “Buy-In”), then, in the Purchaser’s sole discretion, the Company shall, within three Trading Days after such Purchaser’s request either (i) pay cash to such Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Purchaser a certificate or certificates representing such Common Stock and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

5.2 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act, except in the case of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 which shall be filed on or before November 16, 2007 in accordance with Section 5.8. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

5.3 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

5.4 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b) The Company shall (i) in the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the shares of Common Stock issued or issuable under the Transaction Documents, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on each Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on each such Trading Market.

(c) In the case of a breach by the Company of Section 5.4(a), in addition to the other remedies available to the Purchasers, the Purchasers shall have the right to require the Company to either: (i) use its best efforts to obtain the required shareholder approval necessary to permit the issuance of such shares of Common Stock as soon as is possible, but in any event not later than the 60th day after such notice, or (ii) within five Trading Days after delivery of a written notice, pay cash to such Purchaser, an amount equal to the number of shares of Common Stock not issuable by the Company times 115% of the average Closing Price over the five Trading Days immediately prior to the date of such notice or, if greater, the five Trading Days immediately prior to the date of payment (the “Cash Amount”) which cash amount shall be in satisfaction of the Company’s obligation to deliver such shares. If the exercising or converting Purchaser elects the first option under the preceding sentence and the Company fails to obtain the required shareholder approval on or prior to the 60th day after such notice, then within three Trading Days after such 60th day, the Company shall pay the Cash Amount to such Purchaser, as liquidated damages and not as penalty.

5.5 Securities Laws Disclosure; Publicity. On or before the fourth Trading Day following the execution of this Agreement, the Company shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the material terms of the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, the form of the STAR Notes, the form of the Convertible Notes, and the form of Warrants, in the form required by the 1934 Act, and no later than the fourth Trading Day following the Closing Date the Company shall file an additional Current Report on Form 8-K to disclose the Closing. Thereafter, the Company shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby and, if any disclosure therein differs materially from that which is contained in the 8-K Filing, provide copies thereof to the Purchasers promptly after filing. The Borrowers and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the SEC or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and no party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the 1934 Act) or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

5.6 Information Statement.

(a) The Company shall, as soon as practicable, but no later than November 21, 2007, file with the SEC an Information Statement on Schedule 14C (the “Information Statement”), which has been previously reviewed by the Purchasers and a counsel of their choice, setting forth information regarding the written majority consent in lieu of a meeting of the holders of the majority of the Company’s capital stock entitled to vote approving the Company’s issuance of all of the Securities as described in this Agreement in accordance with applicable law and the rules and regulations of the Trading Market (the “Shareholder Approval”), including the exchange of the STAR Notes for (i) Initial Convertible Notes in principal amount equal to the principal and accrued and unpaid interest on the STAR Notes and (ii) Warrants to purchase the Warrant Shares.

As soon as practicable thereafter, but no earlier than January 18, 2008 and no later than February 28, 2008, the Company shall provide each stockholder of the Company the Information Statement in accordance with applicable law and the rules and regulations of the American Stock Exchange; provided, however, that in the event of a review by the SEC of the Information Statement which shall not be concluded by February 15, 2008, the Company shall provide each stockholder of the Company the Information Statement in accordance with applicable law and the rules and regulations of the American Stock Exchange within ten (10) business days of clearing comments received from the SEC. The Company shall use its reasonable best efforts to address any SEC comments on the Information Statement and to mail the Information Statement as soon as practicable.

(b) Notwithstanding anything to the contrary in Section 5.6(a), in the event that, under applicable law and the rules and regulations of the American Stock Exchange, the stockholders of the Company are unable to act by written consent, the Company shall, as soon as practicable, but no earlier than January 18, 2008 and no later than January 31, 2008, provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which initially shall be promptly called and held not later than February 28, 2008 (the “Stockholder Meeting Deadline”), a proxy statement, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of the resolutions set forth in the Shareholder Approval, and the Company shall solicit its stockholders’ approval of such resolutions and cause its Board of Directors to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Shareholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts, the Shareholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held every three (3) months thereafter until such Shareholder Approval is obtained

5.7 Form D; Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at each of the Closings pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of United States, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Dates. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following each of the Closing Dates.

5.8 Form 10-K; Trading of Common Stock. As soon as practicable after the Closing, the Company shall promptly file with the SEC its Annual Report on Form 10-K for the year ended June 30, 2007, but in no event no later than by November 16, 2007, and thereafter, shall take all steps necessary to cause Common Stock to be listed for trading on the Trading Marked and the trading of the Common Stock on the Trading Market to resume without any further suspension (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company).

5.9 MFN Provision. With the exception of the Excluded Stock, if any of the Borrowers or any of their Subsidiaries offers to issue or issues to any Person any security of such Borrower or any Subsidiary, then such Borrower shall offer to each Purchaser the right to exchange all or a portion of the STAR Notes or Convertible Notes then held by such Purchaser valued at the then outstanding principal amount, plus accrued and unpaid interest, of such STAR Notes or Convertible Notes for such security. Such offer shall be made at the same time and in the same manner as if such offer is being made to any other potential purchaser of such security. Each Purchaser shall have five (5) Trading Days to review the offer and determine whether it wants to exchange all or any portion of the STAR Notes or Convertible Notes.

5.10 General Indemnity.

(a) The Borrowers, jointly and severally, agree to indemnify and hold harmless the Purchasers (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in, or breach of, the representations, warranties or covenants made by the Company herein or arising out of relating to any one or more of the following: (i) any presence of any Hazardous Material in, on, above or under the Borrowers real property located in Yaphank, New York; (ii) any past, present or threatened release of Hazardous Material in, on, above, under or from the Property; (iii) any activity by any Borrowers, any of their Affiliates or other users of the Property or any other Person in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Material at any time located in, under, on or above the Property; (iv) any activity by any Borrower, any of their Affiliate or other users of the Property in connection with any actual or proposed remediation of any Hazardous Materials at any time located in, under, on or above the Property; (v) any past, present or threatened violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon; (vi) any personal injury, wrongful death, or property damage caused by Hazardous Material arising under any statutory or common law or tort law theory.

(b) Each Purchaser, severally but not jointly, agrees to indemnify and hold harmless the Borrowers and their directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Borrowers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein. The maximum aggregate liability of each Purchaser pursuant to its indemnification obligations under this Section 5.10 shall not exceed the portion of the Purchase Price paid by such Purchaser hereunder.

5.11 No Conflicting Agreements. The Company will not, without obtaining prior approval from the Required Holders, take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Purchasers under the Agreements.

5.12 Compliance with Laws. So long as the Purchasers beneficially own any Securities, the Company will use reasonable efforts to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

5.13 Corporate Existence. So long as any Securities remain outstanding, each of the Borrowers shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of such Borrower’s assets so long as the surviving or successor entity in such transaction (a) assumes such Borrower’s obligations hereunder and under the agreements and instruments entered into in connection herewith; (b) has no legal, contractual or other restrictions on its ability to perform the obligations of the Borrowers hereunder and under the agreements and instruments entered into in connection herewith; and (c)(i) in the case of the Company, is a publicly traded corporation whose common stock and the shares of capital stock issuable upon conversion and exercise of the Convertible Notes and Warrants are (or would be upon issuance thereof) listed for trading on an Eligible Market (other than the NASD Over-the-Counter Bulletin Board) or (ii) if not such a publicly traded corporation, then the buyer agrees that it will, at the election of the Purchasers, purchase such Purchasers’ Securities at a price equal to the greater of (A) 120% of the Purchase Price of such Securities or (B) the fair market value of such Securities on an as-converted and as-exercised basis based on the closing price immediately preceding such transaction or the redemption date, whichever is greater.

5.14 Use of Proceeds. The Borrowers shall use the proceeds from the sale of the STAR Notes and the Sutaria Note for general working capital purposes, and not for the purposes of redeeming any capital stock or other securities of any Borrower.

5.15 Variable Price Security. So long as any of the Convertible Notes or the Warrants remain outstanding, neither the Company nor any of its Subsidiaries shall, without the prior written consent of the Purchaser, contract for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any Subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any Subsidiary (including debt securities with an equity component) which, in any case (i) are convertible into or exchangeable for an indeterminate number of shares of common stock, (ii) are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock, (iii) directly or indirectly provide for any “re-set” or adjustment of the purchase price, conversion rate or exercise price after the issuance of the security, or (iv) contain any “make-whole” provision based upon, directly or indirectly, the market price of the Common Stock after the issuance of the security, in each case, other than reasonable and customary anti-dilution adjustments for issuance of shares of Common Stock at a price which is below the market price of the Common Stock.

5.16 Default Interest. If the Company fails to make any cash payment required by any Transaction Document in full when due then the Company shall pay interest thereon at a rate of 18% per annum (or such lesser maximum rate that is permitted to be paid under applicable law) from the date such payment was due until such amount, plus all such interest, is paid in full.

5.17 Indebtedness; Liens. For so long as any obligations under the STAR Notes or the Convertible Notes are outstanding, the Borrowers will not, and will not permit any of their Subsidiaries to, without the written consent of the Required Holders, directly or indirectly, incur, create, assume or permit to exist any Indebtedness that is senior to or pari passu with the STAR Notes or the Convertible Notes in right of payment, other than pursuant to the Senior Credit Agreement. For so long as any obligations under the STAR Notes or the Convertible Notes are outstanding, the Borrowers will not, and will not permit any of their Subsidiaries to, without the written consent of the Required Holders, directly or indirectly, create, incur, assume or suffer to exist any Liens whatsoever on any of its assets or properties, except (i) Liens in favor of the Purchasers and the Collateral Agent created by the Security Documents; (ii) “Permitted Liens” as defined in the Senior Credit Agreement, as in existence as of the date hereof, and (iii) Liens securing the obligations of the Borrowers under the Sutaria Note, provided, that the obligations under the Sutaria Note and the Liens securing such obligations are, and shall be at all times be, subordinate to the obligations under the Convertible Notes and the Liens in favor of the Purchasers and the Collateral Agent.

5.18 Covenants in Senior Credit Agreement. The Covenants made by the Borrowers in Section 6.2 of the Senior Credit Agreement (as amended from time to time thereunder), are hereby incorporated by reference herein and shall be deemed to have been made by the Borrowers to the Purchasers on and as of the date hereof; provided, however, in the event of any conflict or inconsistency between the provisions of the Senior Credit Agreement so incorporated herein and the provisions hereof, the provision of this Agreement shall control. The Borrowers shall promptly provide the Purchasers with copies of any amendment to the Senior Credit Agreement or any other agreement or instrument entered into in connection with the Senior Credit Agreement.

5.19 Dividends; Interest; Redemptions. None of the Borrowers will declare or pay any dividends (other than dividends payable solely in the stock of the Company) on any class of its capital stock, or make any payment on account of the purchase, redemption or other retirement on any of its capital stock or any securities (other than the Convertible Notes and Warrants) convertible into its capital stock; except, the Company may declare or pay regularly scheduled dividends on its Series A-1 Convertible Cumulative Preferred Stock, Series B-1 Convertible Preferred Stock and Series C-1 Convertible Preferred Stock (and following the exchange of the Series B-1 Convertible Preferred Stock and Series C-1 Convertible Preferred Stock for shares of Series D-1 Convertible Preferred Stock in accordance with that certain Consent and Waiver Agreement, dated the date hereof, relating to the Preferred Stock Consent, the Series D-1 Convertible Preferred Stock) provided that no default or event of default exists under this Agreement or any of the other Transaction Documents. None of the Borrowers shall pre-pay or redeem any of its Indebtedness which is junior or subordinate to the STAR Notes and the Convertible Notes; except, the Borrowers may pay regularly scheduled interest payments on such junior Indebtedness provided that no default or event of default exists under this Agreement or any of the other Transaction Documents and provided such payments are not prohibited by the Senior Credit Agreement or any agreement entered into in connection with the Senior Credit Agreement.

5.20 [Intentionally Blank]

5.21 “Piggy-Back” Registration Rights. The Company shall notify all of the Purchasers in writing at least fifteen (15) Trading Days prior to the filing of any registration statement under the 1933 Act (other than a registration statement on a Form S-8 or, with respect to exchange offering of debt, on a Form S-4) for purposes of a public offering of securities of the Company and will afford each Purchaser an opportunity to include in such registration statement all or part of such shares of Common Stock issuable or issued upon the conversion of the Convertible Notes or the exercise of Warrants (but excluding any such shares which can by sold, without any volume limitation, to the public pursuant to Rule 144 promulgated under the 1933 Act) (the “Registrable Securities”). Each Purchaser desiring to include in any such registration statement all or any part of the Registrable Securities shall within ten (10) Trading Days after the above-described notice from the Company, so notify the Company in writing. Upon written request of each Purchaser, the Company shall use commercially reasonable efforts to cause to be registered under the 1933 Act all of the Registrable Securities that each such Purchaser has requested to be registered. Notwithstanding any other provision of this Section 5.21, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may allocate the shares to be included in such registration, first, to the Company and any investors exercising demand registration rights; second, to the Purchaser and any other investors exercising “piggy-back” registration rights on a pro rata basis based on the total number of shares held by the Purchaser and such investors; and third, to any other stockholder of the Company on a pro rata basis.

6. CONDITIONS.

6.1 Conditions Precedent to the Obligations of the Purchasers. The obligation of each Purchaser to acquire the STAR Notes at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of the Borrowers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(ii) Performance. Each of the Borrowers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(iv) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would reasonably be expected to have or result in a Material Adverse Effect;

(v) Officers’ Certificate. Such Purchaser shall have received a certificate, executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, as to the effect (A) set forth in clauses (i), (ii) and (iv) of this Section 6.1; and (B) that each of the Borrowers will be, and the Borrowers and its Subsidiaries, on a consolidated basis, will be, solvent (as determined in accordance with Section 3.24) upon the consummation of the transactions contemplated herein and in the other Transaction Documents;

(vi) Opinion Letters. Such Purchaser shall have received the opinion of counsel to the Borrowers and of counsel to the Sutaria Parties dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Purchaser;

(vii) Transaction Documents. Each of the Borrowers shall have executed each of the Transaction Documents to which it is a party and shall have delivered the same to such Purchaser;

(viii) Securities. The Company shall have executed and delivered to such Purchaser the STAR Notes being purchased by such Purchaser at the Closing;

(ix) Transfer Agent Instructions. The Transfer Agent Instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent;

(x) Secretary’s Certificate. Each of the Borrowers shall have delivered to such Purchaser a secretary’s certificate dated as of the Closing Date, as to (A) the certificate or articles of incorporation of such Borrower; (B) the bylaws of such Borrower; and (C) duly adopted resolutions of the Board of Directors of such Borrower relating to the Transaction Documents and the transactions contemplated therein;

(xi) Senior Credit Facility Waiver and Consent. Such Purchaser shall have received evidence, in form and substance reasonably satisfactory to such Purchaser, that the lenders under the Senior Credit Agreement have (A) waived any existing default under the Senior Credit Agreement; and (B) consented to the entry and consummation of the transactions contemplated by this Agreement and the other Transaction Documents, including, without limitation, the issuance of the STAR Notes, the Convertible Notes and the granting of the security interest by the Borrowers pursuant to the Security Documents (the “Senior Credit Facility Consent”;

(xii) Preferred Stock Waiver and Consent. Such Purchaser shall have received evidence, in form and substance reasonably satisfactory to such Purchaser, that all of the holders of each of the Series A-1 Convertible Cumulative Preferred Stock, Series B-1 Convertible Preferred Stock and Series C-1 Convertible Preferred Stock have (A) waived any existing default under the terms of any such preferred stock or any other document, agreement or instrument relating thereto; and (B) consented to the entry and consummation of the transactions contemplated by this Agreement and the other Transaction Documents, including, without limitation, the exchange of the STAR Notes for the Initial Convertible Notes and the Warrants and the issuance of additional Convertible Notes (the “Preferred Stock Consents”);

(xiii) Sutaria Parties. The Sutaria Parties shall have provided the Borrowers with additional debt financing in an amount not less than $3,000,000 pursuant to the Sutaria Note, which Sutaria Note shall be subordinate to the STAR Notes and the Convertible Notes, upon terms reasonably satisfactory to the Purchasers and their counsel; and

(xiv) Other Documents. The Borrowers shall have delivered, or caused to have delivered, any other documents reasonably requested by a Purchaser or counsel to a Purchaser in connection with the Closing.

6.2 Conditions Precedent to the Obligations of the Borrowers. The obligation of the Borrowers to sell Securities at the Closing is subject to the satisfaction or waiver by the Borrowers, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b) Performance. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing; and

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7. MISCELLANEOUS.

7.1 Termination. This Agreement may be terminated by the Borrowers or any Purchaser, by written notice to the other parties, if the Closing has not been consummated by the third Business Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

7.2 Fees and Expenses. At the Closing, the Borrowers shall pay to (i) Aisling Capital II, L.P. and Tullis-Dickerson Capital Focus III, L.P. an aggregate of up to $130,000 for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents and (ii) the Sutaria Parties an aggregate of $50,000 for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents and the Sutaria Note. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Borrowers shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

7.3 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Borrowers will execute and deliver to the Purchasers such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

7.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (c) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Borrowers:	Interpharm Holdings Inc. 75 Adams Avenue Hauppauge, NY 11788 Attn: Chief Operating Officer Fax No.: 631-952-9587 Tel No.: 631-952-0214 E-Mail: pgiallorenzo@interphaminc.com

With a copy to:	Guzov Ofsink, LLC 600 Madison Avenue, 14th Floor New York, NY 10022 Attn: Darren L. Ofsink, Esq. Fax No.: 212-688-7273 Tel No.: 212-371-8008 E-Mail: dofsink@golawintl.com

If to the Purchasers	To the address set forth under such Purchaser’s name on the signature pages attached hereto.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

7.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Borrowers and the Required Holders. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Borrowers may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers”. Notwithstanding anything to the contrary herein, the Securities may be pledged to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

7.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee is an intended third-party beneficiary of Section 5.10 and may enforce the provisions of such Section directly against the Company.

7.9 Governing Law; Venue; Waiver Of Jury Trail. THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE BORROWERS HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

7.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery, conversion and/or exercise of the Securities, as applicable.

7.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Collateral Agent or the Required Holders exercise a right, election, demand or option under a Transaction Document and the Borrowers do not timely perform its related obligations within the periods therein provided, then such Collateral Agent or the Required Holders may rescind or withdraw, in their sole discretion from time to time upon written notice to the Borrowers, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

7.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Borrowers shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Borrowers of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

7.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Borrowers will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.16 Payment Set Aside. To the extent that any Borrower makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to a Borrower, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.17 Usury. To the extent it may lawfully do so, each of the Borrowers hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Borrowers under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that any Borrower may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Borrowers to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Borrowers, the manner of handling such excess to be at such Purchaser’s election.

7.18 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INTERPHARM HOLDINGS INC.

By:	/s/ Peter Giallorenzo
Name: Peter Giallorenzo
Title: CFO

INTERPHARM, INC.

By:	/s/ Peter Giallorenzo
Name: Peter Giallorenzo
Title: CFO

[Signature Page for Purchasers Follows]

AISLING CAPITAL II, L.P.

By: AISLING CAPITAL PARTNERS, L.P., its general partner

By: AISLING CAPITAL PARTNERS, LLC, its general partner

By:	/s/ Dennis Purcell
Name: Dennis Purcell
Title: SMD

Address for Notice:

888 Seventh Avenue, 30th Floor New York, New York 10106 Facsimile No.: (212) 651-6379 Telephone No.: (212) 651-6394 E-Mail: dschiff@aislingcapital.com Attn: Andrew Schiff

With a copy to:

Feldman Weinstein & Smith LLP
420 Lexington Avenue, Suite 2620
New York, New York 10170
Facsimile No.: (212) 997-4242
Telephone No.: (212) 869-7000
E-Mail: jsmith@feldmanweinstein.com
Attn: Joseph A. Smith

TULLIS-DICKERSON CAPITAL FOCUS III, L.P.

By: Tullis-Dickerson Partners III, L.L.C.., its general partner

By:	/s/ Joan P. Neuscheler
Name: Joan P. Neuscheler
Title: Principal

Address for Notice:

Two Greenwich Plaza, 4th Floor Greenwich, CT 06830 Facsimile No.: (203) 629-9293 Telephone No.: (203) 629-8700 E-Mail: jneuscheler@tullisdickerson.com Attn: Joan P. Neuscheler

With a copy to:

Law offices of Gloria M. Skigen Two Greenwich Plaza, 4th Floor Greenwich, CT 06830 Facsimile: (203) 861-2498 Telephone No.: (203) 861-1717 E-Mail: gskigen@tullisdickerson.com Attn: Gloria M. Skigen

SUTARIA FAMILY REALTY, LLC

By:	/s/ Maganlal Sutaria
Name: Maganlal Sutaria
Title: Managing Member

Address for Notice:

Sutaria Family Realty, LLC 6 Buckingham Court Morristown, NJ 07960 Facsimile No.: (973) 538-6111 Telephone No.: (973) 895-4870 E-Mail: psutaria@muanj.com Attn: Perry Sutaria

With a copy to:

Sadis & Goldberg, LLP 551 Fifth Avenue, 21st Floor New York, New York 10176 Facsimile No.: (212) 573-8038 Telephone No.: (212) 573-8140 E-Mail: dviola@sglawyers.com Attn: Daniel G. Viola, Esq.

By:	/s/ Cameron Reid
Name: Cameron Reid

Address for Notice:

c/o Interpharm Holdings, Inc. 75 Adams Avenue Hauppauge, NY 11788 Facsimile No.: (631) 952-9587 Telephone No.: (631) 952-0214 E-Mail: creid@interpharminc.com

EXHIBITS

Schedule of Purchasers
A. Form of STAR Note
B. Form of Convertible Note
C. Form of Warrant
D. Transfer Agent Instructions

SCHEDULE OF PURCHASERS

Purchaser	STAR Notes	Warrant Shares
Sutaria Family Realty, LLC	$2,500,000	921,052
Tullis-Dickerson Capital Focus III, L.P.	$833,334	307,017
Aisling Capital II, L.P.	$833,333	307,017
Cameron Reid	$833,333	307,017

TOTAL	$5,000,000	1,842,103

EXHIBIT A

STAR NOTE

(Please refer to Exhibit 4.3 of this Form 10K)

EXHIBIT B

INITIAL CONVERTIBLE NOTE

(Please refer to Exhibit 4.12)

EXHIBIT C

FORM OF WARRANT

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED OFFER, SALE, TRANSFER OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THE WARRANT, INCLUDING SECTION 4(b) HEREOF. THE NUMBER OF COMMON SHARES UNDERLYING THIS WARRANT MAY BE LESS THAN THE NUMBER OF COMMON SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(b) HEREOF.

INTERPHARM HOLDINGS INC.

WARRANT

Warrant No. [ ]	Dated: [_________], 2008

INTERPHARM HOLDINGS INC., a Delaware corporation (the “Company”), hereby certifies that, for value received, [______________] or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [     ]1  shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $0.95 per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time and from time to time from and after the date hereof and through and including the date that is five years from the date of issuance hereof (the “Expiration Date”), and subject to the following terms and conditions. This Warrant (this “Warrant”) is one of a series of similar Warrants issued pursuant to that certain Securities Purchase Agreement, dated as of November ___, 2007, by and among the Company and the Purchasers identified therein (the “Purchase Agreement”). All such Warrants are referred to herein, collectively, as the “Warrants.”

1 Holder’s pro rata share of 1,842,103.

8. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

9. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

10. Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto on Annex B duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

11. Exercise and Duration of Warrants.

11.1 This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value; provided that, if the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Expiration Date exceeds the Exercise Price on the Expiration Date, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a “cashless exercise” basis at 6:30 P.M. New York City time on the Expiration Date if a “cashless exercise” may occur at such time pursuant to Section 10 below.

11.2 A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto on Annex A (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice and if a “cashless exercise” may occur at such time pursuant to Section 10 below), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

12. Delivery of Warrant Shares.

12.1 Upon exercise of this Warrant, the Company shall promptly (but in no event later than five Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective and the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144 under the 1933 Act. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date. The Company shall, upon request of the Holder and provided a registration statement under the Securities Act providing for the resale of the Warrant Shares is then in effect, use its reasonable best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

12.2 This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

12.3 In addition to any other rights available to a Holder, if the Company fails to deliver to the Holder a certificate representing Warrant Shares by the fifth Trading Day after the date on which delivery of such certificate is required by this Warrant, and if after such fifth Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within five Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

12.4 The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

13. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

14. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

15. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

16. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

16.1 Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock (other than regular dividends on the Series A-1 Convertible Preferred Stock, Series B-1 Convertible Preferred Stock the Series C-1 Convertible Preferred Stock, or the Series D-1 Convertible Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

16.2 Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all of its holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Exercise Price times a fraction of which the denominator shall be the average of the Closing Prices for the five Trading Days immediately prior to (but not including) such record date and of which the numerator shall be such average less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, as determined by the a nationally recognized accounting or investment banking firm selected by the Company (an “Appraiser”). In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting or investment banking firm), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and such appraiser. As an alternative to the foregoing adjustment to the Exercise Price and number of Warrant Shares obtainable upon exercise of the Warrant determined pursuant to Section 9(e) below, at the request of the Holder delivered before the 90th day after such record date, the Company will deliver to such Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Warrant Shares for which this Warrant could have been exercised immediately prior to such record date. If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon expiration of or any exercise of the Warrant that occurs after such record date, such Holder shall remain entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), such Distributed Property.

16.3 Fundamental Transactions. If at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange, pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. In the event of a Fundamental Transaction, the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

(A) this Warrant shall thereafter entitle the Holder to purchase the Alternate Consideration in accordance with this Section 9(c),

(B) in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company’s obligations under this Warrant and the Purchase Agreement, and

(C) if registration or qualification is required under the 1933 Act, the 1934 Act or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon exercise of this Warrant, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

If, in the case of any Fundamental Transaction, the Alternate Consideration includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such Fundamental Transaction, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. At the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 9(c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the 1934 Act with respect to the Company in which the consideration issued consists principally of cash or stock in a non-public company, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase the Warrant from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black-Scholes value of the remaining unexercised portion of this Warrant on the date of such request.

16.4 Antidilution Adjustment of Conversion Price upon Issuance of Common Stock. If at any time this Warrant is outstanding, the Company issues or sells, or in accordance with this Section 9(d) is deemed to have issued or sold, any shares of Common Stock, with the exception of Excluded Stock, for a consideration per share (the “New Securities Issuance Price”) less than the Exercise Price in effect immediately prior to such time (each such sale or issuance, a “Dilutive Issuance”), then concurrent with such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to ninety percent (90%) of the New Securities Issuance Price.

For purposes of determining the adjusted Conversion Price under this Section 10(d), the following shall be applicable:

(a) Issuance of Options. If the Company in any manner grants or sells any Options (other than Excluded Stock) and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Conversion Price in effect immediately prior to such Dilutive Issuance, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 9(d)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

(b) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities (other than Excluded Stock) and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Exercise Price in effect immediately prior to such Dilutive Issuance, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 9(d)(ii), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or is to be made pursuant to other provisions of this Section 9(d), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(c) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time (other than Excluded Stock), the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 9(d)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Initial Closing Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. On the expiration of any Option or Convertible Security not exercised, the applicable Exercise Price then in effect shall forthwith be increased to the Exercise Price that would have been in effect at the time of such expiration had such Stock Purchase Rights or Convertible Securities never been issued. No adjustment shall be made if such adjustment would increase the applicable Exercise Price by an amount in excess of the adjustment originally made to the Exercise Price in respect of the issue, sale or grant of the applicable Option or Convertible Security. Notwithstanding anything to the contrary herein, in no event shall an adjustment to the Exercise Price be made retroactively with respect to any portion of the Warrant which has been exercised prior to the actual date of the dilutive issuance or change. In addition, to clarify for purposes of this Section 9(d), if an Option or Convertible Security has a price reset or similar provision that would cause the price to adjust based on a future event or contingency, then the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall not become such adjusted price unless and until the happening of such event or contingency that actually gives effect to the adjustment.

(d) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, then solely for purposes of this Section 9(d), the Options will be deemed to have been issued for a consideration equal to the exercise price of such Option. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the closing price of such securities during the ten (10) consecutive Trading Days ending on the date of receipt of such securities. The fair value of any consideration other than cash or securities will be determined jointly by the Company and Required Holders in good faith. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne equally by the Company and the Required Holders.

16.5 Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a), (b) or (d) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

16.6 Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

16.7 Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly, but in any event no later than 10 Trading Days after such occurrence compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

16.8 Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

17. Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds; provided, however, that if the Registration Statement did not become effective on or before the Required Effectiveness Date (as defined in the Registration Rights Agreement) and is not continuously effective through the Expiration Date, the Holder may satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:
X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the arithmetic average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

18. Intentionally Blank.

19. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

20. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices or communications shall be as set forth in the Purchase Agreement. The addresses for such communications shall be: (i) if to the Company, as set forth in the Purchase Agreement, or (ii) if to the Holder, to the address or facsimile number appearing on the Company’s Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 13.

21. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

22. Miscellaneous.

22.1 This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Borrowers shall not be permitted to assign this Note.

22.2 The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its stockholder books or records in any manner which unreasonably interferes with the timely exercise of this Warrant.

22.3 GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

22.4 The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

22.5 In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

INTERPHARM HOLDINGS INC.

By:
Name: __________________________________
Title: ___________________________________

Annex A

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: INTERPHARM HOLDINGS INC.

The undersigned is the Holder of Warrant No. _______ (the “Warrant”) issued by Interpharm Holdings Inc., a Delaware corporation (the “Corporation”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(a) The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

(b) The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

(c) The Holder intends that payment of the Exercise Price shall be made as (check one):

____ “Cash Exercise”

____ “Cashless Exercise” (if permitted)

(d) If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

(e) Pursuant to this exercise, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

Dated: _______________, ______	Name of Holder:

(Print) _______________________________________

By:
Name: _______________________________________
Title: ________________________________________

ACKNOWLEDGEMENT

The Corporation hereby acknowledges this Exercise Notice and hereby directs [transfer agent] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated November [__], 2007 from the Corporation and acknowledged and agreed to by [transfer agent].

INTERPHARM HOLDINGS INC.

By:
Name: ______________________________________
Title: ______________________________________

Annex B

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Interpharm Holdings Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Interpharm Holdings Inc. with full power of substitution in the premises.

Dated: _____________, ______

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

EXHIBIT D

TRANSFER AGENT INSTRUCTIONS

Continental Stock Transfer & Trust Company,
17 Battery Place,
New York, NY 10004-1123

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of November 14, 2007 (the “Agreement”), by and among Interpharm Holdings Inc., a Delaware corporation, (the “Company”), Interpharm, Inc., a New York corporation, and the purchasers named therein (the “Holders”) pursuant to which the Company anticipates issuing the Company’s (a)  Secured Convertible 12% Notes due 2009 (the “Convertible Notes”) which shall be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (b) warrants, which are exercisable into shares of Common Stock (the “Warrants”).

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Convertible Notes (the “Conversion Shares”) and upon exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Conversion Notice or Exercise Notice, as the case may be, in the form attached hereto as Exhibit I and Exhibit II, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company’s legal counsel that either (i) a registration statement covering resales of the Conversion Shares or the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), or (ii) sales of the Common Shares and the Warrant Shares may be made in conformity with Rule 144(k) under the 1933 Act (“Rule 144”), and (b) if applicable, a copy of such registration statement, then within three (3) business days after your receipt of a Conversion Notice or an Exercise, you shall issue the certificates representing the Conversion Shares or the Warrant Shares, as the case may be, and such certificates shall not bear any legend restricting transfer of the Conversion Shares or the Warrant Shares thereby and should not be subject to any stop-transfer restriction.

A form of written confirmation (from counsel to the Company) that a registration statement covering resales of the Conversion Shares or the Warrant Shares, as the case may be, has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

Please be advised that the Holders have relied upon this instruction letter as an inducement to enter into the Agreement and accordingly, each Holder is a third party beneficiary of these instructions. Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (732) 390-1797.

Very truly yours,

INTERPHARM HOLDINGS INC.

By:	/s/ Kenneth Cappel
Name: Kenneth Cappel
Title: Executive Vice President

ACKNOWLEDGED AND AGREED:

Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004-1123

By: /s/ Gregory Denman
Name: Gregory Denman
Title: Vice President

Exhibit I

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder
in order to convert a Convertible Notes)

TO: INTERPHARM HOLDINGS INC.

Re:
Secured Convertible 12% Note due 2009 (this “Note”) issued by Interpharm Holdings, Inc. and Interpharm, Inc. to [______________] on or about _______ [__], 2008 in the original principal amount of $[______________]

The undersigned hereby elects to convert the aggregate principal amount and interest indicated below of this Note into shares of common stock, par value $0.01 per share (the “Common Stock”), of Interpharm Holdings Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below.

Date of Conversion:
Aggregate Principal Amount and Interest of Note Being Converted:
Number of Shares of Common Stock to be Issued:
Applicable Conversion Price:

Please issue the Common Stock into which this Note are being converted, in the following name and to the following address:

Issue to:

Authorization:
By:
Name: _______________________________
Dated:
Account Number (if electronic book entry transfer):
Transaction Code Number (if electronic book entry transfer):

ACKNOWLEDGEMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs [transfer agent] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated November __, 2007 from the Corporation and acknowledged and agreed to by [transfer agent].

INTERPHARM HOLDINGS INC.

By:
Name: _____________________________________
Title: _____________________________________

Exhibit II

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: INTERPHARM HOLDINGS INC.

The undersigned is the Holder of Warrant No. _______ (the “Warrant”) issued by Interpharm Holdings Inc., a Delaware corporation (the “Corporation”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(a) The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

(b) The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

(c) The Holder intends that payment of the Exercise Price shall be made as (check one):

____ “Cash Exercise”

____ “Cashless Exercise” (if permitted)

(d) If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

(e) Pursuant to this exercise, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

Dated: _______________, ______	Name of Holder:

(Print) _______________________________________
By:
Name: ______________________________________
Title: _______________________________________

ACKNOWLEDGEMENT

The Corporation hereby acknowledges this Exercise Notice and hereby directs [transfer agent] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated November __, 2007 from the Corporation and acknowledged and agreed to by [transfer agent].

INTERPHARM HOLDINGS INC.

By:
Name: _____________________________________
Title: ______________________________________

Exhibit III

[Counsel’s Letterhead]

[Transfer Agent]

To Whom It May Concern:

We are counsel to Interpharm Holdings Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with the Company’s recent filing of a Registration Statement on Form [SB-2/S-3] (File No. ______) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to ____ shares of the Company’s common stock of the Company, par value $0.01 per share (the “Registrable Securities”), issued or to be issued to the selling stockholders (the “Selling Stockholders”) listed in the selling stockholders table at pages __ of the final prospectus, a copy of which is attached hereto as Exhibit A.

In connection with the foregoing, we advise you that the SEC has entered an order declaring the Registration Statement effective under the Securities Act of 1933, as amended (the “1933 Act”), on _______ __, 200__. We have no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC.

Very truly yours,

cc: [LIST NAME OF HOLDERS]